Exhibit 31.1

RULE 13a-14(a) / 15d-14(a)

CERTIFICATIONS (PRINCIPAL EXECUTIVE OFFICER)

CERTIFICATIONS

I, B. Andrew Rose certify that:

1.	I have reviewed this Annual Report on Form 10-K/A for the fiscal year ended May 31, 2021 of Worthington Industries, Inc.; and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: October 12, 2021	By:	/s/ B. Andrew Rose
B. Andrew Rose,
Chief Executive Officer and President